EXHIBIT 10.1

CRAWFORD & COMPANY

2016 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED

1.       Establishment, Effective Date, Duration.

(a)     Establishment. Crawford & Company establishes this employee stock purchase plan to be known as the Crawford & Company 2016 Employee Stock Purchase Plan, as set forth in this document. The Plan was approved by the Board on February 9, 2016, subject to stockholder approval, and will become effective only upon stockholder approval (the date of such approval, the “Effective Date”). However, if any Purchase Rights are granted under this Plan under Section 7 before the date the Shareholders of the Company are treated under Section 423(b)(2) of the Code as having approved the adoption of this Plan, such Purchase Rights shall be granted subject to such approval and if such Shareholders fail to approve such adoption before the first anniversary of the date that the Board approved the Plan, all such Purchase Rights automatically shall be null and void.

(b)     Duration. Subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 18, the Plan shall remain in effect until the date all shares of Common Stock subject to the Plan have been purchased or acquired according to the Plan’s provisions.

2.       Purpose; Prior Plan.

(a)      Purpose. The primary purpose of this Plan is to encourage stock ownership by each Eligible Employee of the Company and each Subsidiary in the belief that such ownership will increase his or her interest in the success of the Company and the Subsidiaries and will provide an additional incentive for him or her to remain in the employ of the Company or such Subsidiary. The Company intends that this Plan constitute an “employee stock purchase plan” within the meaning of Section 423 of the Code, and further intends that any ambiguity in this Plan or any related offering be resolved to effect such intent.

(b)     Prior Plan. This Plan replaces the Crawford & Company 1996 Employee Stock Purchase Plan (the “Prior Plan”) and, upon the Effective Date, the Prior Plan will terminate. Thereafter, no further awards may be made under the Prior Plan, but awards under the Prior Plan granted prior to such termination shall remain outstanding in accordance with their terms.

3.       Definitions:

For purposes of this Plan:

(a)      “Authorization” shall mean the Participant’s election and payroll deduction authorization form and any other required enrollment documents provided by the Committee or its designee which an Eligible Employee shall be required to properly complete in writing and timely file with the Plan Administrator before the end of an Authorization Period in order to participate in this Plan for the related Purchase Period.

(b)      “Authorization Period” shall mean a period which (i) shall be set by the Committee, (ii) shall end before the beginning of the related Purchase Period and (iii) shall continue for no more than thirty (30) days.

(c)      “Board” shall mean the Board of Directors of the Company.

(d)      “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(e)      “Committee” shall mean the Compensation Committee of the Board, or such other or successor committee as the Board may, from time to time, establish.

(f)      “Common Stock” shall mean the Class A common stock of the Company.

(g)      “Company” shall mean Crawford & Company, a Georgia corporation, and any successor to such corporation.

(h)      “Compensation” shall mean an Eligible Employee’s “benefit compensation” under the Crawford & Company 401(k) Plan. The Committee may change the definition of Compensation on a prospective basis.

(i)      “Contributions” shall mean all amounts withheld from a Participant’s Compensation as payroll deductions and credited to a Participant’s Payroll Deduction Account.

(j)      “Designated Beneficiary” shall mean the person designated as such in accordance with Section 13.

(k)      “Disability” shall mean a condition which the Plan Administrator in his or her discretion determines should be treated as a total and permanent disability under Section 22(e)(3) of the Code.

(l)      “Effective Date” shall have the meaning set forth in Section 1(a).

(m)      “Eligible Employee” shall mean each individual who performs services for, and who is classified as an employee on the payroll records of the Company or a Subsidiary except:

(i)        An individual who has not completed at least forty-five (45) days of full and continuous employment as an employee of the Company or such Subsidiary;

(ii)       An individual who customarily is employed 20 hours or less per week by the Company or such Subsidiary;

(iii)      An individual who customarily is employed for not more than five (5) months in any calendar year by the Company or such Subsidiary; and

(iv)      An individual who would own (immediately after the grant of Purchase Rights under this Plan) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company based on the rules set forth in Sections 423(b)(3) and 424(d) of the Code.

Notwithstanding the foregoing, the Committee may, on a prospective basis, impose an eligibility service requirement of up to two (2) years of employment with the Company or a Subsidiary. The Committee may also determine that a designated group of highly compensated employees (within the meaning of Section 414(q) of the Code) are ineligible to participate in the Plan.

An individual’s continuous employment by the Company or by a Subsidiary shall not be treated as interrupted by a transfer directly between the Company and any Subsidiary or between one Subsidiary and another Subsidiary.

(n)      “Exercise Date” shall mean for each Purchase Period the last day of such Purchase Period.

(o)      “Fair Market Value” shall mean, with respect to any date, the closing price of the Common Stock on the New York Stock Exchange on that date or, in the event that the Common Stock is not traded on that date, the closing price on the immediately preceding trading date. If the Common Stock is no longer traded on the New York Stock Exchange, then “Fair Market Value” shall mean, with respect to any date, the fair market value of the Common Stock as determined by the Committee in good faith.

(p)     “Participant” shall mean for each Purchase Period an Eligible Employee who has satisfied the requirements set forth in Section 7 of this Plan for such Purchase Period.

(q)     “Participating Employer” shall for each Participant, as of any date, mean the Company or a Subsidiary, whichever employs such Participant as of such date.

(r)      “Payroll Deduction Account” shall mean the separate bookkeeping account which shall be established and maintained by the Plan Administrator for each Participant for each Purchase Period to record the Contributions made on his or her behalf to purchase Common Stock under this Plan.

(s)      “Plan” shall mean this Crawford & Company 2016 Employee Stock Purchase Plan, as it may hereinafter be amended or restated.

(t)      “Plan Administrator” shall mean the person or persons appointed by the Committee to administer this Plan.

(u)     “Prior Plan” shall have the meaning set forth in Section 2(b).

(v)     “Purchase Period” shall mean a twelve (12) consecutive month period which shall begin on a date (within the fifteen (15) day period which immediately follows the end of the related Authorization Period) set by the Committee on or before the beginning of the related Authorization Period, or such other period as determined by the Committee; provided, however, that in no event will any Purchase Period be longer than 27 months.

(w)      “Purchase Price” shall mean, for each Purchase Period, eighty-five percent (85%) of the lesser of the Fair Market Value of a share of Common Stock on (A) the first day of the Purchase Period, or (B) the Exercise Date.

(x)      “Purchase Right” shall mean the right to purchase a specified number of shares of Common Stock at a stated Exercise Price for a specified period of time subject to the terms, conditions and limitations described or referred to in Section 7(a).

(y)      “Retirement” shall mean, with respect to a Participant, the Participant’s termination of employment with the Company or a Subsidiary after attaining age 55 and completing at least ten (10) years of continuous employment with the Company or a Subsidiary (where such continuous employment shall be determined using the same rules used to determine whether an employee is an Eligible Employee).

(z)      “Subsidiary” shall mean each entity which is a subsidiary of the Company for the purposes of Section 424(f) of the Code, and which the Committee designates as eligible to participate in the Plan.

4.       Offerings.

Purchase Rights to purchase shares of Common Stock shall be offered to Participants in accordance with this Plan from time to time at the discretion of the Committee.

5.      Participation.

Each individual who will be an Eligible Employee on the last day of an Authorization Period shall satisfy the requirements to be a Participant in this Plan for the related Purchase Period if:

(a)      He or she properly completes in writing and files an Authorization with the Plan Administrator on or before the last day of such Authorization Period to purchase shares of Common Stock pursuant to Purchase Rights granted under Section 7, and

(b)      He or she remains an Eligible Employee through the first day of the Purchase Period.

An Authorization shall require an Eligible Employee to provide such information and to take such action as the Plan Administrator in his or her discretion deems necessary or helpful to the orderly administration of this Plan, including specifying (in accordance with Section 6) his or her payroll deductions to purchase shares of Common Stock pursuant to the Purchase Rights granted under Section 7 and designating a Designated Beneficiary. A Participant’s status as such shall terminate for a Purchase Period (for which he or she has an effective Authorization) at such time as his or her Payroll Deduction Account had been withdrawn under Section 10 or Section 11 or the purchases and distributions contemplated under Section 8 or Section 9 with respect to his or her Payroll Deduction Account have been completed, whichever comes first.

6.       Contributions.

(a)      Initial Authorization. Each Participant’s Authorization made under Section 5 shall specify the specific dollar amount which he or she authorizes his or her Participating Employer to deduct from his or her Compensation with respect to each pay day during the Purchase Period for which such Authorization is in effect to purchase shares of Common Stock pursuant to the Purchase Rights granted under Section 7, provided:

(i)      The total of such dollar amount for the Purchase Period shall not be less than $240.00, and

(ii)     The total of such dollar amount for the Purchase Period shall not be more than $21,000.00.

Notwithstanding the foregoing, the Committee may establish limits, including any minimum percentage, on a Participant’s Compensation to be paid as Contributions under the Plan. The Committee may provide for a separate election (or a different amount or percentage) for a specified item or items of Compensation.

(b)     Changes to Authorization. A Participant shall have the right to make one amendment to an Authorization after the end of an Authorization Period to reduce or to stop the payroll deductions which he or she previously had authorized for the related Purchase Period, and such reduction shall be effective as soon as practicable after the Plan Administrator actually receives such amended Authorization.

(c)      Payroll Deduction Account Credits, General Assets and Taxes. All Contributions made for a Participant shall be credited to his or her Payroll Deduction Account as of the payday as of which the deduction is made. All Contributions shall be held by the Company, by the Company’s agent or by one, or more than one, Subsidiary (as determined by the Plan Administrator) as part of the general assets of the Company or any such Subsidiary, and each Participant’s right to the Contributions credited to his or her Payroll Deduction Account shall be those of a general and unsecured creditor. The Company, the Company’s agent or such Subsidiary shall have the right to withhold on Contributions to the extent such person deems necessary or appropriate to satisfy applicable tax laws.

(d)      No Interest. No interest or other earnings will accrue on a Participant’s Contributions to the Plan.

(e)      No Cash Payments. A Participant may not make any contributions to his or her Payroll Deduction Account except through payroll deductions made in accordance with this Section 6.

(f)      Priority and Insufficiency. Contributions will be subordinate to all liens, garnishments, required taxes and deductions under other Company employee benefit plans. If there are not sufficient funds in any payroll period to satisfy the Authorization, the Contributions for that period only will be reduced accordingly. In no event will the Contributions in subsequent payroll periods be increased above that specified in the relevant Authorization.

7.       Granting of Purchase Rights.

(a)     General Rule. Subject to Sections 7(b) and 7(c), each Participant for a Purchase Period automatically shall be granted by operation of this Plan Purchase Rights, exercisable on the Exercise Date, to purchase the number of shares of Common Stock (rounded down to the nearest whole number) determined by dividing (A) the total Contributions credited to the Participant’s Payroll Deduction Account through the Exercise Date by (B) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the first day of the Purchase Period. Each such Purchase Right shall be exercisable only in accordance with the terms of this Plan.

(b)     Available Shares of Common Stock. If the number of shares of Common Stock available for purchase for any Purchase Period is insufficient to cover the shares which Participants have elected to purchase through effective Authorizations, then each Participant’s Purchase Right to purchase shares of Common Stock for such Purchase Period shall be reduced to equal the number of shares of Common Stock (rounded down to the nearest whole number) which the Plan Administrator shall determine by multiplying (A) the number of shares of Common Stock for which such Participant would have been granted Purchase Rights under Section 7(a) if sufficient shares were available by (B) a fraction, (i) the numerator of which shall be the number of shares of Common Stock available for Purchase Rights for such Purchase Period and (ii) the denominator of which shall be the total number of shares of Common Stock for which Purchase Rights would have been granted to all Participants under Section 7(a) if sufficient shares were available.

(c)    Limit on Number of Shares of Common Stock.

(i)       5% Limitation. The number of shares of Common Stock determined in accordance with Sections 7(a) or 7(b) to be issued to any Participant upon the exercise of Purchase Rights granted under this Plan shall be reduced to the extent necessary such that after issuance of such shares of Common Stock the Participant shall own less than 5% of the total combined voting power or value of all classes of stock of the Company, based on the rules set forth in Section 423(b)(3) and Section 424(d) of the Code.

(ii)      Purchase Period Limitation. Subject to the calendar year limits provided in subsection (c)(iii) below, the maximum number of shares of Common Stock that a Participant will have the right to purchase in any Purchase Period pursuant to Purchase Rights will be determined by dividing (i) $25,000 by (ii) the Fair Market Value of one share of Common Stock on the first day of the Purchase Period.

(iii)      Calendar Year Limitation. No Purchase Rights will be granted to a Participant if such Purchase Rights, when combined with all other Purchase Rights under all employee stock purchase plans of the Company, its Subsidiaries or any parent corporation (within the meaning of Section 424(e) of the Code) intended to qualify under Section 423 of the Code would permit the Participant to purchase shares with a Fair Market Value (determined at the time the Purchase Rights are granted) is excess of $25,000 for each calendar year in which the rights are outstanding at any time, determined in accordance with Section 423(b)(8) of the Code.

8.        Exercise of Purchase Rights.

(a)      General Rule. Unless a Participant files an amended Authorization under Section 6(b) or Section 10 on or before the Exercise Date for a Purchase Period, his or her Purchase Rights shall be exercised automatically in full on such Exercise Date.

(b)      Partial Exercise. A Participant may file an amended Authorization under this Section 8(b) with the Plan Administrator on or before an Exercise Date to elect, effective as of such Exercise Date, to exercise his or her Purchase Rights for a specific number of whole shares of Common Stock, which may not exceed the number of shares of Common Stock determined in accordance with Section 7.

(c)      Payment. Upon exercise of Purchase Rights, each Participant’s Payroll Deduction Account shall be debited in an amount equal to (A) the Purchase Price multiplied by (B) the number of shares of Common Stock for which his or her Purchase Rights are being exercised. Each Subsidiary shall cause such payment to be remitted to the Company as soon as practicable following the Exercise Date.

(d)      Automatic Refund. If a Participant’s Payroll Deduction Account has a remaining balance after his or her Purchase Rights have been exercised, such balance shall be refunded to the Participant in cash (without interest) as soon as practicable following such Exercise Date.

9.       Delivery.

A stock certificate, or other evidence of ownership, representing any shares of Common Stock purchased upon the exercise of Purchase Rights shall be delivered to a Participant in (i) his or her name or, if the Participant so directs on his or her Authorization filed with the Plan Administrator on or before the Exercise Date for such Purchase Rights and if permissible under applicable law, (ii) the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship. No Participant (or any person who makes a claim through a Participant) shall have any interest in any shares of Common Stock subject to Purchase Rights until such Purchase Rights have been exercised and the related shares of Common Stock actually have been delivered to such person.

10.      Voluntary Account Withdrawal.

A Participant may elect to withdraw the entire balance credited to his or her Payroll Deduction Account for a Purchase Period by completing in writing and filing an amended Authorization with the Plan Administrator on or before the Exercise Date for such period. If a Participant makes such a withdrawal election, such balance shall be paid to him or her in cash (without interest) as soon as practicable after such amended Authorization is filed, and no further Contributions shall be made on his or her behalf for the remainder of such Purchase Period.

11.     Termination of Employment.

(a)      Death, Disability or Retirement. If a Participant’s employment by the Company or a Subsidiary terminates as a result of his or her death, Disability or Retirement on or before the Exercise Date, and if such Participant or, in the event he or she dies, his or her Designated Beneficiary timely makes an irrevocable election in writing under this Section 11(a), such person shall have the right:

(i)      To withdraw the Participant’s entire Payroll Deduction Account in cash (without interest), or

(ii)     To apply the Participant’s entire Payroll Deduction Account to purchase whole shares of Common Stock at the Purchase Price for such Purchase Period as of the related Exercise Date.

Any election made under this Section 11(a) shall be irrevocable and shall be timely only if actually delivered to the Plan Administrator on or before the earlier of (i) the Exercise Date for such Purchase Period or (ii) the last day of the three (3) consecutive months period which begins on the last day the Participant was an Eligible Employee. If no timely election is made under this Section 11(a), a Participant shall be deemed to have elected the cash alternative set forth in Section 11(a)(1). If the purchase alternative set forth in Section 11(a)(2) is elected, the certificate representing the shares of Common Stock purchased shall be delivered as soon as administratively practicable to the Participant or, in the event he or she dies, to his or her Designated Beneficiary. If a Participant’s Payroll Deduction Account has a remaining balance after his or her Purchase Rights have been exercised under this Section 11(a), such balance automatically shall be refunded to the Participant, or in the event he or she dies, to his or her Designated Beneficiary in cash (without interest) as soon as practicable after such exercise.

(b)      Other Terminations. Except as provided in Section 11(c), if a Participant’s status as an Eligible Employee terminates on or before the Exercise Date for a Purchase Period for any reason whatsoever other than his or her death, Disability or Retirement, his or her Payroll Deduction Account automatically shall be distributed as if he or she had elected to withdraw his or her Payroll Deduction Account in cash under Section 10 immediately before the date his or her employment had so terminated.

(c)      Transfers. If a Participant is transferred directly between his or her Participating Employer and another Participating Employer while he or she has an Authorization in effect, such Authorization shall (subject to all the terms and conditions of this Plan) remain in effect. If a Participant is transferred between his or her Participating Employer and another entity (other than a Participating Employer) in which the Company has, directly or indirectly, a twenty percent (20%) or greater equity interest, his or her payroll deductions shall automatically terminate upon the effective date of such transfer as if he or she had so amended his or her Authorization pursuant to Section 6(b), but he or she may continue as a Participant for the relevant Purchase Period only.

12.     Administration.

The Plan Administrator shall be responsible for the administration of this Plan and shall have the power in connection with such administration to interpret this Plan and to take such other action in connection with such administration as the Plan Administrator deems necessary or equitable under the circumstances. The Plan Administrator also shall have the power to delegate the duty to perform such administrative functions as the Plan Administrator deems appropriate under the circumstances. Any person to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Plan Administrator for such function. Any action or inaction by or on behalf of the Plan Administrator under this Plan shall be final and binding on each Eligible Employee, each Participant and on each other person who makes a claim under this Plan based on the rights, if any, of any such Eligible Employee or Participant under this Plan.

13.     Designation of Beneficiary.

A Participant shall designate on his or her Authorization a beneficiary (1) who shall act on his or her behalf if the Participant dies before the end of a Purchase Period and (2) who shall receive the Common Stock, if any, and cash, if any, to the Participant’s credit under this Plan if the Participant dies after the end of a Purchase Period but before the delivery of the certificate representing such shares of Common Stock, if any, and the cash, if any, to his or her credit in such Payroll Deduction Account. Such designation may be revised in writing at any time by the Participant by filing an amended Authorization, and his or her revised designation shall be effective at such time as the Plan Administrator receives such amended Authorization. If a deceased Participant fails to designate a Designated Beneficiary or, if no person so designated survives a Participant or, if after checking his or her last know mailing address, the whereabouts of the person so designated are unknown, then the Participant’s Designated Beneficiary shall be determined by the Plan Administrator in accordance with the Participant’s will or the applicable laws of descent and distribution.

14.     Nontransferability.

Neither the balance credited to a Participant’s Payroll Deduction Account nor any rights to the exercise of Purchase Rights or to receive shares of Common Stock under this Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant during his or her lifetime or by his or her Designated Beneficiary or by any other person during his or her lifetime, and any attempt to do so shall be without effect; provided, however, that the Plan Administrator in its absolute discretion may treat any such action as an election by a Participant to withdraw the balance credited to his or her Payroll Deduction Account in accordance with Section 10. A Participant’s right, if any, to transfer any interest in this Plan at his or her death shall be determined exclusively under Section 11 and Section 14.

15.     Adjustment.

The number of shares of Common Stock covered by outstanding Purchase Rights granted pursuant to this Plan and the related Purchase Price and the number of shares of Common Stock available under this Plan shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to such changes as dividends paid in the form of Common Stock or Common Stock splits. Furthermore, the Board shall adjust (in a manner which satisfies the requirements of Section 424(a) of the Code) the number of shares of Common Stock available under this Plan and the number of shares of Common Stock covered by Purchase Rights granted under this Plan and the related Purchase Prices in the event of any corporate transaction described in Section 424(a) of the Code. If any adjustment under this Section 15 would create a fractional share of Common Stock or a right to acquire a fractional share, such fractional share shall be disregarded and the number of shares of Common Stock subject to each Purchase Right granted pursuant to this Plan shall be the next lower number of whole shares of Common Stock, rounding all fractions downward. An adjustment made under this Section 15 by the Board shall be conclusive and binding on all affected persons.

16.     Securities Registration.

If the Company shall deem it necessary to register under the Securities Act of 1933, as amended, or any other applicable statutes, any shares of Common Stock with respect to which Purchase Rights shall have been exercised under this Plan or to qualify any such shares of Common Stock for an exemption from any such statutes, the Company shall take such action at its own expense before delivery of the certificate representing such shares of Common Stock. If shares of Common Stock are listed on any national stock exchange at the time Purchase Rights to purchase shares of Common Stock are exercised under this Plan, the Company whenever required shall register shares of Common Stock for which such Purchase Rights are exercised under the Securities Exchange Act of 1934, as amended, and shall make prompt application for the listing on such national exchange of such shares, all at the expense of the Company.

17.     Reserved Shares.

There initially were one million (1,000,000) shares of Common Stock available for purchase from the Company upon the exercise of Purchase Rights granted under the Prior Plan, which amount was subsequently increased to two million five hundred thousand (2,500,000). All such reserved shares of Common Stock not delivered to or for Participants under the Prior Plan shall become available for purchase from the Company upon the exercise of Purchase Rights granted under this Plan. In addition to shares transferred from the Prior Plan to this Plan, there will be two million (2,000,000) shares of Common Stock available for purchase from the Company upon the exercise of Purchase Rights granted under the Plan. Any shares of Common Stock which are subject to Purchase Rights granted under this Plan but which are not purchased on the related Exercise Date shall again become available under this Plan.

18.     Amendment or Termination.

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with Section 423 of the Code and the laws of the State of Georgia, and any such amendment shall be subject to the approval of the Company’s Shareholders to the extent such approval is required under Section 423 of the Code or the laws of the State of Georgia or to the extent such approval is required to meet the security holder approval requirements under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. However, no provision of this Plan shall be amended more than once every six (6) months if amending such provisions more frequently would result in the loss of an exemption under Section 16(b) of the Securities Exchange Act of 1934, as amended. The Board also may terminate this Plan or any offering made under this Plan at any time; provided, however, the Board shall not have the right to modify, cancel, or amend any Purchase Rights outstanding after the beginning of a Purchase Period unless (i) each Participant consents in writing to such modification, amendment or cancellation, (ii) such modification only accelerates the Exercise Date for the related Purchase Period or (iii) the Board acting in good faith deems that such action is required under applicable law.

19.     Notices.

All Authorizations and other communications from a Participant to the Plan Administrator under, or in connection with, this Plan shall be deemed to have been filed with the Plan Administrator when actually received in the form specified to the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt of such Authorizations and communications.

20.     Other Benefit and Compensation Programs.

Purchase Rights and Common Stock received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program unless specifically provided for under the plan or program.

21.     Rights as a Stockholder.

Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to shares of Common Stock covered by Purchase Rights until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

22.     Employment.

No offer under this Plan shall constitute an offer of employment, and no acceptance of an offer under this Plan shall constitute an employment agreement. Any such offer or acceptance shall have no bearing whatsoever on the employment relationship between any Eligible Employee and the Company or any Subsidiary. No Eligible Employee shall be induced to participate in this Plan by the expectation of employment or continued employment.

23.     Headings, References and Construction.

The headings to sections in this Plan have been included for convenience of reference only. Except as otherwise expressly indicated, all references to sections in this Plan shall be to sections of this Plan.

24.      Governing Law; Severability.

The Plan shall be construed in accordance with and governed by the laws of the State of Georgia. If any provision of the Plan or other agreement (including without limitation Award Agreements) is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan and such agreement will continue to be fully effective.